                                                                       EXHIBIT 4


                            STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement, dated as of May 1, 1998 (this

"Agreement"), is made and entered into by Hughes Communications, Inc., a
----------
California corporation ("HCI"), and the selling stockholders whose names appear
                         ---
on the signature pages to this Agreement (the "Sellers").
                                               -------

          WHEREAS, on May 16, 1997, HCI and certain of its subsidiaries, Satellite Company, LLC, a Nevada limited liability company, and PanAmSat International Systems, Inc. (formerly known as PanAmSat Corporation), a Delaware corporation ("PAS"), consummated a reorganization of the respective satellite
              ---
services businesses of HCI and PAS in which HCI and its subsidiaries and the Sellers acquired shares of common stock, $.01 par value per share ("Common
                                                                    ------
Stock"), of PanAmSat Corporation (formerly known as Magellan International, Inc.), a Delaware corporation (the "Company").
                                    -------

          WHEREAS, each of the Sellers has offered to sell to HCI, and HCI desires to purchase from each of the Sellers, the number of shares of Common Stock set forth next to the name of such Seller on Annex A (collectively, the "Shares") for the consideration and on the terms set forth in this Agreement.
-------

          NOW, THEREFORE, the parties intending to be legally bound, agree as follows:

     1.   Purchase of Shares.
          ------------------

          HCI hereby purchases from each of the Sellers, and each of the Sellers hereby sells, assigns and transfers to HCI, the number of Shares set forth next to the name of such Seller on Annex A. Concurrently with such assignment and transfer, HCI is simultaneously paying to each Seller, by wire transfer of immediately available funds to the account specified for such Seller on Annex B, an amount equal to the number of Shares being sold by such Seller multiplied by Sixty Dollars ($60.00). Concurrently with the payment of such funds, each Seller is delivering to HCI certificates representing the Shares being sold by such Seller with documentation satisfactory to HCI evidencing the transfer of such Shares.

     2.   Representations and Warranties of the Sellers.
          ---------------------------------------------

          Each of the Sellers hereby represents and warrants (but only as to such Seller) as of the date hereof that:

          Organization.  If such Seller is not a natural person, it is duly
          ------------
organized, validly existing and (if applicable) in good standing under the laws of its respective jurisdiction of formation; has not been dissolved, adopted resolutions to dissolve or acted in any way to accomplish, request or approve such dissolution; is not a party to any merger; and has not been declared bankrupt and no action or request is pending to declare it bankrupt.

          (b)   Authorization.  If such Seller is not a natural person, it has
                -------------
taken all action necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

          (c)   Ownership of the Shares.  Such Seller has good title to the
                -----------------------
Shares being sold by such Seller; has full, complete and unrestricted legal right, power and authority to transfer and deliver such Shares pursuant to this Agreement; and HCI is receiving good title thereto, free and clear of all liens, claims, encumbrances, rights and restrictions of any kind other than restrictions imposed by securities laws and restrictions applicable to such Shares pursuant to agreements to which HCI is also a party.

          (d)   Non-Contravention.  The execution and delivery of this Agreement
                -----------------
by such Seller does not, and the performance of its obligations hereunder will not, (i) if such Seller is not a natural person, contravene or conflict with any provision of the respective organizational documents of such Seller, or (ii) contravene or conflict with or constitute a violation of or default under or give rise to a right of termination, cancellation or acceleration (with or without notice or lapse of time, or both) of any right or obligation of such Seller under any provision of applicable law or regulation of the United States or any state thereof or any foreign jurisdiction, or of any agreement, injunction, order, decree or other instrument binding upon such Seller if such contravention, conflict, violation, default or rights could adversely affect HCI's rights to the Shares being sold by such Seller.

          (e)   No Consent Required.  No application, notice, order,
                -------------------
registration, qualification, waiver, consent, approval or other action is required to be filed, given, obtained or taken by such Seller by virtue of the execution, delivery and performance of this Agreement or the sale of the Shares by such Seller contemplated hereby.

          (f)   Compliance with Securities Laws.  Such Seller acknowledges that
                -------------------------------
the Shares are being sold to HCI in a private transaction that is exempt from registration under the Securities Act of 1933, as amended. Such Seller, either on its own or through Patrick Costello, acting as a Representative for such Seller, (i) believes that it has received all the information that it considers necessary or appropriate for deciding whether to sell the Shares being sold by such Seller, and (ii) represents that it has had an opportunity to ask questions of, and has received answers from, representatives of the Company regarding material developments affecting the Company and its prospects. Such Seller has not taken any action with respect to the Shares being sold by such Seller that would constitute a violation of federal securities laws.

     3.   HCI's Representations and Warranties.
          ------------------------------------

          HCI hereby represents and warrants as of the date hereof that:

          (a)   Organization.  HCI is a corporation duly organized, validly
                ------------
existing and in good standing under the laws of the state of California. HCI has all requisite power and authority to carry on its business as now conducted. HCI has not been dissolved, adopted resolutions to dissove or acted in any way to accomplish, request or approve such dissolution; is not a party to any merger; and has not been declared bankrupt and no action or request is pending to declare it bankrupt.

          (b)   Authorization.  HCI has taken all action necessary for the
                -------------
authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes HCI's valid and legally binding obligation, enforceable in accordance with its terms.

          (c)   Non-Contravention.  The execution and delivery by HCI of this
                -----------------
Agreement does not, and the performance of its obligations hereunder will not,
(i) contravene or conflict with the certificate of incorporation or bylaws of HCI, or (ii) contravene or conflict with or constitute a violation of or default under or give rise to a right of termination, cancellation or acceleration (with or without notice or lapse of time, or both) of any right or obligation of HCI under any provision of applicable law or regulation of the United States or any state thereof or any foreign jurisdiction, or of any agreement, contract, judgment, injunction, order, decree or other instrument binding upon HCI.

          (d)   No Consent Required.  No application, notice, order,
                -------------------
registration, qualification, waiver, consent, approval or other action is required to be filed, given, obtained, or taken by HCI by virtue of the execution, delivery and performance of this Agreement or the purchase of the Shares contemplated hereby.

          (e)   Compliance with Securities Laws.  HCI acknowledges that the
                -------------------------------
Shares are being purchased by HCI in a private transaction that is exempt from registration under the Securities Act of 1933, as amended, HCI is acquiring the Shares as an investment and not with a view toward distribution, and HCI believes that it has received all the information that it considers necessary or appropriate for deciding whether to purchase the Shares. HCI acknowledges that it has not relied on any information with respect to the Company from any of the Sellers or from any representative or agent of any of the Sellers. HCI has not taken and will not take any action with respect to the Shares that would constitute a violation of federal or state securities laws.

      4.  Miscellaneous.
          -------------

          (a)   Expenses.  All costs and expenses incurred in connection with
                --------
this Agreement and the purchase of the Shares contemplated hereby shall be paid by the party incurring such expenses.

          (b)   Entire Agreement.  This Agreement constitutes the entire
                ----------------
Agreement among the parties hereto and supercedes all prior agreements and understandings, both written and oral, among them with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (c)   Governing Law.  This Agreement shall be construed and
                -------------
interpreted, and the rights of the parties determined, in accordance with the laws of the State of New York (without reference to the choice of law provisions).

          (d)   Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, all of which shall be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be signed as of the date first written above.

                              HUGHES COMMUNICATIONS, INC.

                              By: /s/ Patrick T. Doyle
                                 ---------------------
                                 Name:  Patrick T. Doyle
                                 Its:   Senior Vice President



                              SELLERS

                              /s/ Mary Anselmo
                             -------------------------
                              Mary Anselmo




                              /s/ Frederick A. Landman
                              ------------------------
                              Frederick A. Landman




                              /s/ Pier Landman
                              ------------------------
                              Pier Landman




                             /s/ Lourdes Saralegui
                             -------------------------
                             Lourdes Saralegui

                             FORMER CLASS A STOCKHOLDERS




                             /s/ Mary Anselmo
                             ---------------------------------------------------
                             Name: MARY ANSELMO, as a trustee of the Article VII
                                   Trust created by the RENE ANSELMO REVOCABLE
                                   TRUST DATED JUNE 10, 1994 and as successor
                                   trustee under the Voting Trust Agreement
                                   dated as of February 28, 1995 and as a co-
                                   trustee of the RAYCE ANSELMO TRUST DATED
                                   DECEMBER 23, 1991





                             ---------------------------------------------------
                             Name: FREDERICK A. LANDMAN, as trustee of the
                                   Article VII Trust created by the RENE ANSELMO REVOCABLE TRUST DATED JUNE 10, 1994 and as successor trustee under the Voting Trust Agreement dated as of February 28, 1995



                             /s/ Lourdes Saralegui
                             ---------------------------------------------------
                             Name: LOURDES SARALEGUI, as trustee of the Article
                                   VII Trust created by the RENE ANSELMO
                                   REVOCABLE TRUST DATED JUNE 10, 1994 and as a
                                   successor trustee under the Voting Trust
                                   Agreement dated as of February 28, 1995

                             /s/ Pier Landman
                             ---------------------------------------------------
                             Name: PIER LANDMAN, as the sole trustee of the
                                   CHLOE LANDMAN TRUST DATED JUNE 10, 1988 and
                                   the sole trustee of the RISSA LANDMAN TRUST
                                   DATED JUNE  10, 1988




                             /s/ Patrick J. Costello
                             ---------------------------------------------------
                             Name: PATRICK J. COSTELLO, as trustee of the
                                   FREDERICK A. LANDMAN IRREVOCABLE TRUST DATED
                                   DECEMBER 22, 1995 and as a successor trustee
                                   of the RAYCE ANSELMO TRUST DATED DECEMBER 23, 1991




                            /s/ Reverge Anselmo
                            ----------------------------------------------------
                            Name: REVERGE ANSELMO, as trustee of the Article VII Trust created by the RENE ANSELMO REVOCABLE TRUST DATED JUNE 10, 1994 and as a successor trustee under the Voting Trust Agreement dated as of February 28, 1995